PURCHASE AND SALE AGREEMENT WITH MINING VENTURE

              This Purchase and Sale Agreement With Mining Venture (this “Agreement”) is made effective as of September 19, 2007 (“Effective Date”) between NAMMCO, a Wyoming Partnership (“NAMMCO”), Steven C. Kirkwood, individually, Robert W. Kirkwood, individually, and Stephen L. Payne, individually, all with an office address of 120 South Durbin, Casper, Wyoming 82601 (collectively referred to as the “Sellers”), and Uranerz Energy Corporation, a Nevada corporation with a street address at 1701 East “E” Street 82601, and mailing address of P.O. Box 50850, Casper, Wyoming, 82605-0850 (“Uranerz”). Sellers and Uranerz may herein be referred to individually as “Party” and collectively as “Parties”.

RECITALS

A.          Sellers own or control certain mining properties located in Campbell and Johnson Counties, Wyoming, all as more specifically identified in attached Exhibit A (the “Properties”).

B.          The Parties intend for this Agreement, once executed, to supersede and replace that certain Confidentiality Agreement dated May 10, 2006 regarding the Properties.

C.          Sellers desire to sell to Uranerz, and Uranerz desires to purchase from Sellers, an undivided eighty-one percent (81%) interest in the Properties, on the terms and conditions stated below.

D.          Thereafter the Parties desire to form a Mining Venture with each Party contributing its respective interest in the Properties to the Mining Venture, on the terms and conditions stated below.

AGREEMENT

              In consideration of the mutual promises given herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          PURCHASE AND SALE

1.1        Purchase and Sale Transaction. At the Closing, subject to the paramount title of the United States, and the specific warranties and representations contained herein, Sellers shall sell to Uranerz, and Uranerz shall purchase from Sellers, good and marketable title to an undivided eighty-one percent (81%) of all of Sellers’ rights, title, and interests in the Properties free and clear of encumbrances, except those encumbrances shown in the real property records of Campbell and Johnson Counties as of the Effective Date. The Properties shall not be subject to, or encumbered by: (i) any reservations by Sellers other than the undivided nineteen percent (19%) rights, title and interests Sellers are retaining in the Properties; or (ii) agreements between or among the Sellers such as that certain letter agreement dated May 25, 2005 between Stephen L. Payne and NAMMCO, whether or not such reservations are of record. The Properties shall consist of the following:

a. The real property lands and mineral interests, consisting of the fee lands, leases, and unpatented mining claims described in Exhibit A together with any easements and rights of way relating to the lands and interests described in Exhibit A;

b. All rights to the following substances and constituents located in, upon and under the lands and interests described in Exhibit A: all uranium, vanadium, other fissionable source ores and materials; other spatially associated minerals; all other metals, minerals and ores of every kind and character whatsoever including without limitation gold and silver but excluding oil, gas, associated liquid hydrocarbons and coal; all deposits of such materials and minerals;

c. Any and all access and use rights in roads, surface lands, and surface and underground waters relating to lands and interests described in Exhibit A;

d. Any and all permits, licenses, certificates, orders, grants, consents, and similar rights concerning the lands and interests described in Exhibit A that have been granted by a governmental authority; and

e. All other rights, privileges and franchises thereto incident, appendant and appurtenant, or therewith usually had and enjoyed; and also all the singular tenements and appurtenances thereto belonging or in anywise appertaining, and the rents, issues, and profits thereof and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of Sellers in or to the said premises and every part and parcel thereof, with the appurtenances.

1.2        Consideration. Subject to satisfaction or waiver of all conditions set forth in Section 7.1, at Closing Uranerz shall: (a) pay a total of five million dollars ($5,000,000) to Sellers as the cash purchase price (“Purchase Price”) less the Earnest Money Deposit; and (b) issue and deliver to Sellers a total of five million and seven hundred and fifty thousand (5,750,000) shares of Uranerz Energy Corporation common stock (“Share Consideration”), with said Share Consideration specifically subject to specified voting restrictions as described in Section 1.3 below.

1.3        Voting Restrictions on Share Consideration. Sellers acknowledge and agree that the Share Consideration to be issued and delivered at Closing under this Agreement will have restricted voting rights as follows: (i) Uranerz’ management or Uranerz’ appointed agent will have the right to vote fifty percent (50%) of the outstanding and currently held shares of common stock issued to Sellers pursuant to this Agreement, whether held directly or indirectly by Sellers, and (ii) such voting right of Uranerz’ management (or appointed agent) will continue until the expiration of three (3) years following the date of Closing. Sellers agree to execute such ancillary documents to this Agreement as the Parties agree in good faith are necessary to enforce the above voting restrictions on the Share Consideration.

1.4        Earnest Money Deposit. Within three (3) business days after execution of this Agreement by all Parties, Uranerz shall deliver a deposit of one hundred thousand dollars ($100,000.00) (“Earnest Money Deposit”) payable to and to be held in escrow, on behalf of both Uranerz and Sellers, by a mutually agreed upon title company in a federally insured bank or savings institution acceptable to Uranerz, subject to the terms and conditions of this Agreement and mutually acceptable escrow instructions. Any interest earned on the Earnest

Money Deposit while in the possession of the title company shall belong to Uranerz. The Earnest Money Deposit shall be deemed paid to Sellers to be applied against the Purchase Price at Closing. In the event Closing does not occur because of a default by Uranerz under Section 8.2(b), or because Uranerz exercises its discretionary right to terminate pursuant to Section 3.2 either for un-noticed concerns arising from title or public record, or noticed and uncured title objections concerning less than five percent (5%) of the total acreage of the Properties, the Earnest Money Deposit shall be paid to Sellers directly as full consideration in lieu of Closing Notwithstanding the above, Sellers will lose any right to the Earnest Money Deposit and it shall be refunded in full to Uranerz in the event of default by Sellers under Section 8.2(a) or a failure to close under Section 8.1 or as otherwise expressly provided in this Agreement.

1.5        Time and Place of Closing. If Uranerz elects to consummate the purchase of the Properties, the closing (the "Closing"), shall be held at the offices of the title company holding the Earnest Money Deposit in Casper, Wyoming on January 15, 2008, or at such other place or on such other date as Uranerz and Sellers may agree in writing (the "Closing Date"). The Parties may elect to establish an escrow account to close the transaction contemplated hereby with an escrow agent satisfactory to both Parties to ensure the fulfillment of all the terms and conditions herein specified.

1.6        Deliveries at Closing. On or before Closing,

a. Sellers shall deliver to Uranerz fully executed and notarized recordable deeds, assignments, and other reasonably necessary conveyance documents to transfer an eighty-one percent (81%) undivided interest in the Properties to Uranerz.

b. Each Seller shall deliver to Uranerz a certificate for itself and, in the case of NAMMCO, for each of its partners, in the form attached hereto as Exhibit B and dated the date of Closing, to the effect, in part, that each Seller and underlying partner is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”) pursuant to Section 4.14 herein.

c. Sellers shall deliver a revised Exhibit A updated to include, in addition to the Properties listed at the time the Parties executed this Agreement, all other rights, properties and interests acquired by Sellers on or after June 1, 2007 that are located within the Area of Interest described in Exhibit C.

d. Uranerz shall pay the Purchase Price, less the Earnest Money Deposit to the Sellers or to the depository designated by Sellers. Sellers shall notify Uranerz in writing on or before December 31, 2007 with payment instructions for allocation of the Purchase Price among the Sellers by percentages or amounts.

e. Uranerz, subject to receipt of all required stock exchange and applicable securities laws approvals, shall issue and deliver the Share Consideration in the form of certificates to the Sellers for a total of 5,750,000 shares of the common stock of Uranerz Energy Corporation. Sellers shall notify Uranerz in writing on or before December 31, 2007 with instructions for allocation of the Share Consideration among the Sellers.

f. Each Party shall execute and deliver the Mining Venture Agreement described in Section 2 below.

g. Uranerz shall reimburse Sellers for eighty-one percent (81%) of Sellers’ actual and documented costs of acquisition of any additional rights, properties or interests, acquired by Sellers on or after June 1, 2007, that are located within the Area of Interest described by Exhibit C, and that are included in the Properties purchased by Uranerz at Closing.

2           FORMATION OF MINING VENTURE

2.1        Mining Venture. As a condition precedent to Closing, the Parties agree to negotiate and execute, for delivery at Closing, a two-party agreement to form a mining venture for the purposes of further evaluation and development of the Properties (“Mining Venture”) using the Rocky Mountain Mineral Law Foundation’s Exploration, Development and Mine Operating Agreement Form 5A, as a base and modified to the specifics of the Parties’ business agreement (“Mining Venture Agreement”). The Parties recognize and acknowledge that a number of material terms not covered in this Agreement must be agreed upon to complete a definitive Mining Venture Agreement and further recognize and acknowledge that Form 5A must be modified to conform to the terms of this Agreement and the particularities of the Properties.

2.2        Initial Contributions and Participating Interests. Upon Closing, each Party agrees to contribute its respective undivided interest in the Properties to the Mining Venture. The respective initial participating interests of the Parties in the Mining Venture shall be: Uranerz = eighty-one percent (81%), and Sellers= nineteen percent (19%).

2.3        Capital Contributions. The initial book capital contribution of Uranerz to the Mining Venture shall be deemed to be the Purchase Price plus the Share Consideration, valued per its share price on the date of signing this Agreement. Sellers’ initial book capital contribution to the Mining Venture shall be deemed to be 19/81 of Uranerz’ initial book capital contribution. Immediately following the initial contributions, each Party shall contribute to Mining Venture expenses according to its participating interest; there will not be an earn-in period.

2.4        Dilution. A Party’s failure to make contributions for the Mining Venture, as determined by the management committee described in Section 2.6 below, shall result in the reduction of that Party’s participating interest in the Mining Venture with such dilution calculated using a straight line method. Should a Party’s interest be reduced to ten percent (10%), it will automatically be converted to a one percent (1.0%) gross royalty on future production from the Properties and the reduced Party shall have no further ownership in the Properties or the Mining Venture.

2.5        Area of Interest. Any interest or right to acquire any interest in real property or related water rights located wholly or partially within the area described in Exhibit C (“Area of Interest”) and either acquired or proposed to be acquired by a Party or any affiliate of such Party shall become subject to the terms and conditions of the Mining Venture Agreement including the right of a non-acquiring Party to elect to participate in the acquisition at its proportionate interest in the Mining Venture. The Parties and their respective affiliates shall be free to acquire any interest in real property or related water rights and to locate mining claims outside the Area of Interest for their separate accounts.

2.6        Management and Voting. The Mining Venture shall be controlled by simple majority vote of a management committee. Each Party shall have a vote equal to its participating interest at the time the vote occurs. Uranerz shall act as manager for the Mining Venture subject to the control of the management committee.

2.7        Reimbursement of Fees. The Mining Venture shall reimburse Sellers for maintenance fees Sellers paid to the Bureau of Land Management for the 2007-2008 assessment year, and the costs of recording the deeds and conveyance documents evidencing Uranerz’ acquisition of the Properties under this Agreement.

3.          DUE DILIGENCE

3.1        Due Diligence Period. For a period commencing on the Effective Date and continuing through 5:00 p.m. local time in Casper, Wyoming on December 31, 2007 (the "Due Diligence Period"), Uranerz and its officers, employees, agents, advisors, consultants, accountants, attorneys and engineers shall have the right, at Uranerz’ expense, to inspect the Properties, and shall have the right, and are hereby authorized, upon reasonable notice to enter upon the Properties to conduct investigations relating to the Properties, to conduct geo-technical and environmental assessments, inspection of mining claims, and for all other reasonable purposes. Uranerz shall have the right and access to review all information and data related to the Properties in Sellers’ possession or control, including without limitation all contracts, leases, drill hole electric logs, geologic maps, cross-sections, reports, maps and the like, and mining claim title documents, title reports and opinions, and any and all other available data ("Due Diligence").

3.2        Uranerz’ Right to Terminate. If Uranerz, in its sole and absolute discretion, is not satisfied with the results of its Due Diligence on any matters relating to title or other public records then Uranerz shall have the right to terminate this Agreement by serving written notice on Sellers of its election to terminate, at any time on or before the expiration of the Due Diligence Period. Uranerz may exercise this right of termination whether or not it notifies Sellers of objections pursuant to Section 3.5, but the Earnest Money Deposit will only be returned to Uranerz upon its election to terminate if, pursuant to Section 3.5, Uranerz’ noticed objections that are not cured by Sellers exceed five percent (5%) of the total acreage of the Properties.

3.3        Confidentiality. This Agreement, when executed, shall supersede and replace that certain Confidentiality Agreement dated May 10, 2006 between NAMMCO and Uranerz. Except for information within the public domain or previously known or obtained by Uranerz from a source other than Sellers prior to the date of this Agreement, all information obtained under this Section during the Due Diligence Period shall be treated as confidential. No confidential information shall be disclosed to any other person or entity except as necessary to complete the transaction contemplated herein or to comply with court order, applicable securities laws, or stock exchange rules. In the event Uranerz exercises its right to terminate this transaction, then all information received from Sellers shall be returned to Sellers and this confidentiality provision shall remain in effect for a period of two (2) years from the Effective Date. Upon Closing Uranerz shall no longer be bound by this confidentiality requirement.

3.4        Extension of Due Diligence Period. The Due Diligence Period may be extended if mutually agreed to in writing by the Parties. All provisions of this Agreement relating to the Due Diligence Period shall also apply to any extensions thereof.

3.5        Objections; Extension for Curative. Prior to the expiration of the Due Diligence Period, Uranerz may notify Sellers in writing of any reasonable objections Uranerz has to any matters relating to the title of the Properties and Sellers shall then have a period of thirty (30) days from the date of its receipt of Uranerz' notice in which to cure objections. If after reasonable efforts Sellers are unable to cure such objections within such 30-day period, Uranerz may, at Uranerz' option, extend the time in which Sellers must cure objections up to an additional sixty (60) day period, waive the objections not cured, or proceed to terminate this Agreement in which case Uranerz may recover its Earnest Money Deposit without prejudice to any other right or remedy Uranerz may have if such uncured objections exceed five percent (5%) of the total acreage of the Properties. If Uranerz extends the curative period, the Closing may be delayed and the Closing Date rescheduled to a mutually agreeable date after Sellers have satisfactorily cured Uranerz’ objections, or Uranerz waives any objections not cured.

4.          REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers represent and warrant to Uranerz as follows. The term “Sellers Knowledge” shall mean the actual knowledge of such respective Seller or, in the case of NAMMCO, the actual knowledge of any of its partners or employees.

4.1        Organization, Good Standing, and Authority. NAMMCO represents and warrants to Uranerz that NAMMCO is a general partnership duly organized, validly existing and in good standing under the laws of the State of Wyoming and NAMMCO has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Steven C. Kirkwood, Robert W. Kirkwood, and Stephen L. Payne each individually represent and warrant to Uranerz that they, as individuals, have all requisite power and authority to enter into this Agreement, to perform their obligations hereunder, and to consummate the transactions contemplated hereby.

4.2        Consents, Approvals. Except for any required governmental and regulatory approvals and permissions, including without limitation, those approvals and permissions as may be required by any stock exchange requirements, there are no orders, consents, waivers, permissions, authorizations, approvals, waivers, exemptions, notices, registrations or filings needed by Sellers to consummate the transactions contemplated hereby.

4.3        Title. Sellers own or control an undivided one hundred percent (100%) interest in the Properties and have good and marketable title to all of the Properties, and at Closing, none of the Properties will be subject to any encumbrance except as specified in Section

1.1 or in Exhibit A. This Agreement is intended to and does include any after acquired title or interest to the Properties and the lands covered thereby that Sellers may hereafter acquire, so long as Uranerz or its successors or permitted assigns have any interest in such lands. Sellers shall defend and warrant title to the Properties against all parties claiming any interest in the Properties by, through or under Sellers, or their respective affiliates or assigns.

4.4        Encumbrances, Material Adverse Effects. To Sellers’ Knowledge, there are no liabilities or obligations of any nature whatsoever, which could result in any encumbrance, except for burdens or encumbrances set forth in the underlying claims and lease agreements, upon any of the Properties. To Sellers’ Knowledge, there are no liabilities or obligations that materially adversely affect or could in the future materially adversely affect the Properties.

4.5        Proceedings. There are no claims, litigation, proceedings or governmental investigations pending or, to Sellers’ Knowledge, threatened against or affecting the Properties. There are no bankruptcy, reorganization or receivership proceedings pending, planned, or contemplated by Sellers or, to Sellers’ Knowledge, being threatened against Sellers.

4.6        Environmental and Tort Matters. To Sellers’ Knowledge, the Properties are in compliance with all federal, state, and local environmental laws, regulations, ordinances, and permit requirements, and there is no condition or activity at the Properties which constitutes a nuisance, trespass, or which would result in a violation of or liability under any such environmental law, regulation, ordinance, or permit.

4.7        Contracts. Except as expressly described in Exhibit A or otherwise noted herein, none of the Sellers is a party to, or subject to, or bound by agreement, contract or lease of any kind relating to the Properties, and there are no other agreements, contracts, leases, or enforceable commitments of any kind concerning the Properties.

4.8        Fee Simple. With respect to those Properties Sellers own in fee simple, if any, Sellers are in exclusive possession of and own such Properties free and clear of all encumbrances or defects in title except those specifically identified in Section 1.1 or Exhibit A.

4.9        Leases. With respect to those Properties in which Sellers hold an interest under leases or other contracts: (i) Sellers are in exclusive possession of such Properties; (ii) Sellers have not received any notice of breach or default of any of the terms or provisions of such leases or other contracts; (iii) Sellers have the authority under such leases or other contracts to perform fully their obligations under this Agreement including without limitation, the conveyance and transfer of eighty-one percent (81%) of their interests to Uranerz; (iv) to Sellers’ Knowledge, such leases and other contracts are valid, enforceable, and are in good standing; (v) to Sellers’ Knowledge there has been no act or omission or any condition on the Properties which could be considered or construed as a default under any such lease or other contract; and (vi) to Sellers’ Knowledge, such Properties are free and clear of all encumbrances or defects in title except for those specifically identified in Section 1.1 or Exhibit A.

4.10        Unpatented Mining Claims. With respect to the unpatented mining claims that are included within the Properties, except as noted on Exhibit A and subject to the paramount title of the United States: (i) the unpatented mining claims were properly laid out and monumented; (ii) all required location and validation work was properly performed; (iii) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (iv) all assessment work required to hold the unpatented mining claims has been performed and all governmental fees have been paid to maintain the claims in good standing through the assessment year ending September 1, 2008; (v) all affidavits of assessment work, evidence of payment of governmental fees, and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (vi) to Sellers’ Knowledge, the claims are free and clear of encumbrances or defects in title; and (vii) to Sellers’ Knowledge, there are no conflicting mining claims. Nothing in this Subsection, however, shall be deemed to be a representation or a warranty that any of the Properties contains a valuable mineral deposit.

4.11        Disclosure. Sellers have delivered or will deliver to Uranerz prior to Closing and have made or will make available for inspection by Uranerz prior to Closing all existing data in its possession or control relating to the Properties. Sellers have disclosed or will disclose to Uranerz prior to Closing all materially relevant information concerning the Properties and have provided to or will provide to Uranerz prior to Closing or have made available or will make available for inspection by Uranerz prior to Closing all such materially relevant information.

4.12        Taxes. All taxes payable by or imposed against Sellers relating to the Properties have been fully paid on or before the due date thereof for payment without penalty.

4.13        Preferential Rights. There are no preferential or similar rights to purchase any portion of the Properties.

4.14        Securities Matters. Each Seller understands and agrees that the shares of common stock of Uranerz comprising the Share Consideration (the “Shares”) have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. The Shares are being offered and sold by Uranerz to Sellers to be held for investment (although NAMMCO may distribute the shares it received to its general and limited partners (“underlying partners”)), and both the sale and any subsequent distribution are being made in reliance upon Rule 506 of Regulation D under the Securities Act and/or section 4(2) under the Securities Act. Each Seller agrees that it is acquiring the Shares for such Seller’s own account or, in the case of NAMMCO for the account of its underlying partners. At or prior to Closing, each Seller shall deliver to Uranerz a certificate for itself and for each underlying partner, in the form attached hereto as Exhibit B and dated as of the Closing Date, to the effect, in part, that each Seller and its underlying partner is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

4.15        Survival. The representations and warranties set forth in this Section 4 shall survive Closing and the execution and delivery of any documents of conveyance provided under this Agreement for a period of three (3) years after Closing, and shall inure to the benefit of Uranerz, its successors and permitted assigns.

5.          REPRESENTATIONS AND WARRANTIES OF URANERZ

Uranerz represents and warrants to Sellers as follows:

5.1        Organization, Good Standing, and Authority. Uranerz is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and Uranerz has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

5.2        Consents, Approvals. Except for any governmental and regulatory approvals and permissions, including without limitation, those approvals and permissions as may be required by any stock exchange requirements, there are no orders, consents, waivers, permissions, authorizations, approvals, waivers, exemptions, notices, registrations or filings needed by Uranerz to consummate the transactions contemplated hereby.

6.          COVENANTS

6.1        Conduct of Business. Without the prior written consent of Uranerz, which consent shall not be unreasonably withheld or delayed, Sellers covenant and agree that from and after the execution of this Agreement and until Closing:

a. Sellers shall maintain ownership and control of one hundred percent (100%) of the Properties. Sellers covenant not to issue any options to purchase and not to allow any entity or person, directly or indirectly, to sell, transfer, assign, convey or otherwise dispose of any of the Properties;

b. Sellers shall not and shall not allow the creation of any lien or other encumbrance upon any of the Properties;

c. Sellers shall maintain the Properties in accordance with the past practices of Sellers and their predecessors-in-interest, including paying costs to maintain leasehold interests and mining claims, including the preparation of the affidavits and payment to the Bureau of Land Management the maintenance fees for the 2007-2008 assessment year, which fees shall be reimbursed to the Sellers from the Mining Venture promptly following Closing. In addition, the Sellers shall maintain any insurance coverage, permits, bonds or other financial assurance instruments for the Properties; and

d. Sellers shall not allow any liabilities or obligations to burden the Properties, including without limitation any obligation to make capital expenditures except for normal course of business contracts and expenses having a total obligation equal to or less than five thousand dollars ($5000) singly or twenty-five thousand dollars ($25,000) in the aggregate and being capable of being fully performed or discharged within a year.

6.2        Acquisitions within the Area of Interest. From the Effective Date of this Agreement, and subsequently under the Mining Venture to be formed pursuant to this Agreement, the Parties agree that Section 2.5 shall apply to govern the acquisition or proposed acquisition of any property, right or interest acquired by the Parties or their affiliates within the Area of Interest described in Exhibit C. Uranerz agrees to bear eighty-one percent (81%) of the actual and documented costs of Sellers for those rights, properties and interests acquired by Sellers on or after June 1, 2007 and located within the Area of Interest that will be included as Properties subject to this Agreement.

6.3        Exclusivity. Upon execution of this Agreement by Sellers and until such time as Closing occurs or this Agreement is terminated, Sellers agree (i) to cause any and all discussions and negotiations with third parties concerning the Properties to terminate; and (ii) not to solicit, encourage, or assist in a sale or attempted sale of the Properties other than to Uranerz.

6.4        Non-Disclosure. Sellers shall not disclose or permit the disclosure of the identity of Uranerz or Uranerz' owners, officers, managers or principals to any other person or entity except as necessary to complete the transaction contemplated herein, or as required to be disclosed to comply with applicable securities laws, stock exchange rules, an order of a court or governmental agency, or as required by government regulations. The Parties agree that this Agreement shall not be recorded in the real property records of Campbell and Johnson Counties, Wyoming.

6.5        Title Matters. From and after the date hereof, Sellers, at Uranerz' request and without further consideration, shall execute or deliver such further certificates, instruments of sale, conveyance, transfer, assignment and confirmation and take such other actions as Uranerz may request and deem necessary in connection with the performance of this Agreement to perfect title to the Properties, to effect the conveyance, transfer, and assignment of the Properties to Uranerz at Closing, and to put Uranerz in actual possession thereof at Closing.

6.6        Certain Transaction Costs. Sellers agree to pay (i) the costs of releasing any encumbrance that is required to be released at Closing; (ii) all payments and fees required to be paid by Sellers as stated under this Agreement; and (iii) all state, county, and local transfer and documentary taxes applicable to the transfer and documentary taxes applicable to the Properties at Closing. The Parties agree that the Mining Venture shall pay all costs of recording the deeds and conveyance documents evidencing Uranerz’ acquisition of the Properties under this Agreement.

6.7        Records. Promptly after the Closing, Sellers shall deliver to Uranerz all files and records relating to the Properties for Uranerz’ use as manager under the Mining Venture Agreement.

6.8        SEC Registration.

a. Registration Rights. Uranerz shall prepare and file or cause to be prepared and filed with the United States Securities and Exchange Commission (“SEC”) a registration statement under the 1933 Act on appropriate form (the “Registration Statement”) registering the resale from time to time by sellers of the Registrable Securities, no later than one hundred and twenty (120) days after the Closing Date (the “Filing Date”). Uranerz shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act. Uranerz shall pay all expenses associated with such registration, including filing and printing fees, legal and accounting fees and expenses, costs associated for clearing the Registrable Securities for sale under applicable state securities laws, and listing fees under the applicable stock exchange, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold. "Registrable Securities" means (i) all Shares acquired pursuant to this Agreement (ii) any common shares or other securities of Uranerz issued or issuable with respect to, or in exchange for or in replacement of the Shares or such additional shares upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that shares of common shares or other securities shall only be treated as Registrable Securities for the purposes of this Section 6.8 if and so long as they have not been sold pursuant to Rule 144 under the Securities Act or pursuant to an effective Registration Statement under the Securities Act, or otherwise to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

b. Notice of Registration. If at any time or from time to time Uranerz shall determine to register any of its securities, either for its own account or the account of any third party, other than a registration relating solely to employee benefit plans, Uranerz will:

(i)        promptly give to Sellers written notice thereof; and

(ii)        subject to Section 6.8(c), include in such registration (and any related qualification under applicable state securities or “blue sky” laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from Uranerz, by Sellers.

c. Underwriting. If the registration of which Uranerz gives notice is for a registered public offering involving an underwriting, Uranerz shall so advise Sellers as a part of the written notice given pursuant to Section 6.8(b) or 6.8(c) hereof. In such event the right of Sellers to registration pursuant to this Section 6.8 shall be conditioned upon Sellers’ participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Sellers proposing to distribute their securities through such underwriting shall (together with Uranerz) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Uranerz. Notwithstanding any other provision of this Section 6.8, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting, for the account of the requesting Seller to twenty percent (20%) of the total number of shares to be distributed or such larger number as the managing underwriter may approve. Uranerz shall so advise the Seller or Sellers distributing securities through such underwriting of such limitations and, subject to the foregoing rights of the investors, the number of shares of Registrable Securities, if any, that may be included in the registration (and underwriting, if any).

d. Right to Terminate Registration. Uranerz shall have the right to terminate or withdraw any registration initiated by it under this Section 6.8 prior to the effectiveness of such registration whether or not Sellers have elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by Uranerz. A termination or withdrawal pursuant to this Subsection 6.8(d) shall not excuse Uranerz from its obligations pursuant to Section 6.8(a).

e. Registration. In the case of each registration effected by Uranerz pursuant to Section 6.8, Uranerz will keep the Sellers advised in writing as to the initiation of each registration and as to the completion thereof. At its expense Uranerz will:

(i)        Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least twelve (12) months or, if earlier, until the distribution described in the registration statement has been completed;

(ii)        Prepare and file with the SEC during the period specified in Section 6.8 such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)        Inform Sellers when the Registration Statement has been declared effective by the SEC; and

(iv)        Furnish to Sellers, if participating in such registration, and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Sellers and such underwriters may reasonably request in order to facilitate the public offering of such securities.

7.          CONDITIONS TO CLOSING

7.1        Conditions to Uranerz' Obligations. Uranerz' obligation to close is subject to receipt of required approvals from stock exchanges and the Sellers’ satisfaction of or Uranerz’ waiver of the following conditions prior to or on the Closing Date:

a. The representations and warranties of Sellers set forth in this Agreement and any related document shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of such date;

b. Sellers shall have timely complied in all material respects with all of the covenants and agreements set forth in this Agreement and in any related document to be performed by Sellers on or prior to the Closing Date;

c. Title to the Properties shall be in the condition required by this Agreement;

d. There shall not have occurred any material adverse change in the Properties;

e. The Due Diligence Period shall have expired without an election made, pursuant to this Agreement, by Uranerz to terminate this Agreement;

f. Sellers shall have delivered to Uranerz verification of proper and timely filings made to the Bureau of Land Management for the 2007-2008 assessment year and all instruments of sale, conveyance and assignment necessary to effect the sale of the Properties to Uranerz including any Properties acquired after June 1, 2007; and

g. The Parties shall have entered into the Mining Venture pursuant to Section 2 above.

7.2        Conditions to Sellers’ Obligations. Sellers' obligation to close is subject to the Uranerz’ satisfaction of or Sellers’ waiver of the following conditions prior to or on the Closing Date:

a. The representations and warranties of Uranerz set forth in this Agreement and any related documents shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of such date;

b. Uranerz shall have delivered to Sellers, or Sellers’ designees, the Purchase Price and the Share Consideration, and reimbursement of eighty-one percent (81%) of Sellers’ actual and documented costs of acquisition of any additional rights, properties or interests acquired by Sellers on or after June 1, 2007 that are located within the Area of Interest described in Exhibit C and that are included in the Properties purchased by Uranerz; and

c. The Parties shall have entered into the Mining Venture pursuant to Section 2 above.

8.          TERMINATION OF AGREEMENT

8.1        Termination by Right.

a. Sellers and Uranerz may elect to terminate this Agreement at any time prior to the Closing by mutual written consent and the Parties shall thereafter be released from all obligations hereunder except as otherwise provided by this Agreement.

b. At any time prior to the expiration of the Due Diligence Period, if dissatisfied with the results of its Due Diligence, Uranerz may exercise its right to terminate this Agreement pursuant to Section 3.2 in which case the Earnest Money Deposit and all things of value delivered by Uranerz shall be returned to Uranerz.

8.2        Termination by Default.

a. If Sellers are unable or unwilling to satisfy the conditions listed in Sections 7.1(a) through (d) and (f) at or prior to Closing, Sellers shall be deemed to be in default under this Agreement, and Uranerz may elect to treat this Agreement as terminated, in which case the Earnest Money Deposit and all things of value delivered by Uranerz shall be returned, or Uranerz may elect to treat this Agreement as being in full force and effect and shall have the right to specific performance. Additionally, if Sellers are deemed to be in default under this Section 8.2(a), Uranerz shall have the right to recover damages from Sellers to the extent proper and allowed by law; except that if the cause of Sellers’ default under this Section 8.2(a) results from factors or circumstances not within the control of Sellers, the amount of damages recoverable from Sellers shall not exceed one hundred thousand dollars ($100,000).

b. If Uranerz is not able to satisfy the conditions listed in Sections 7.2(a) and (b) at or prior to Closing, Uranerz shall be deemed to be in default under this Agreement and the Earnest Money Deposit shall be forfeited by Uranerz and paid to Sellers, and the Parties shall thereafter be released from all obligations hereunder, except as set forth in Section 8.4. It is agreed that the Earnest Money Deposit in such case shall be liquidated damages and shall be Sellers' sole and only remedy for Uranerz' failure to perform the obligations of this Agreement. Sellers expressly waive the remedies of specific performance and additional damages.

8.3        Effect of Termination. In the event that Closing does not occur as a result of a Party exercising its right to terminate under the Agreement, then no Party shall have any further rights or obligations under this Agreement, except (i) nothing herein shall relieve a Party from any liability for any willful breach of this Agreement, and (ii) the provisions of Section 9 shall survive any termination of this Agreement. If Uranerz terminates this Agreement for any reason, all documents and tangible information regarding the Properties which have been received by Uranerz from Sellers under this Agreement, including the Due Diligence information described in Section 3.1, shall be returned to Sellers.

8.4        Survival. Notwithstanding the foregoing, the indemnity provisions contained in Section 9 shall survive the termination of this Agreement for a period of six (6) years.

9.          INDEMNIFICATION

9.1        Sellers’ Indemnification of Uranerz. Sellers shall indemnify, defend and hold harmless Uranerz, its subsidiaries, parents, shareholders, officers, directors, employees, agents and representatives (collectively the “Uranerz Indemnitees”) against any losses, liabilities, obligations, damages, costs and expenses whatsoever (including reasonable attorneys' fees and costs of investigation) incurred by the Uranerz Indemnitees:

a. arising in whole or in part out of conditions or events occurring prior to the Closing Date in connection with the Properties;

b. arising in whole or in part from Sellers’ gross negligence or willful misconduct; or

c. arising in whole or in part from any breach of any representations, warranty, agreement or covenant made by Sellers in the Agreement or any documents furnished or to be furnished to Uranerz.

9.2        Uranerz’ Indemnification of Sellers. Uranerz shall indemnify, defend and hold harmless Sellers, their subsidiaries, parents, shareholders, officers, directors, employees, agents and representatives (collectively the “Sellers Indemnitees”) against any losses, liabilities, obligations, damages, costs and expenses whatsoever (including reasonable attorneys' fees and costs of investigation) incurred by the Sellers Indemnities:

a. as a result of any third party claim or demand resulting from injury to persons or properties caused by Uranerz' Due Diligence; or

b. arising in whole or in part from Uranerz’ gross negligence or willful misconduct; or

c. arising in whole or in part from any breach of any representations, warranty, agreement or covenant made by Uranerz in the Agreement or any documents furnished or to be furnished to Sellers.

9.3        Indemnification Notice. Any Uranerz Indemnitee or Sellers Indemnitee asserting a claim for indemnification against another, indemnifying Party, shall with reasonable promptness provide the indemnifying Party with a written notice setting forth all information available concerning the claim. If the indemnifying Party contests its obligation to defend and indemnify, the Party seeking indemnification may initiate dispute resolution pursuant to Section 10.13.

10.        GENERAL PROVISIONS

10.1      Entirety. This Agreement (including the Exhibits hereto) constitute the entire agreement between the Parties with respect to the subject matter hereof and supercedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. In the event of any inconsistency between the Confidentiality Agreement referenced in Recital B and this Agreement, this Agreement shall control.

10.2      Further Assurances. From time to time, and without further consideration, each Party shall execute and deliver to the other Parties such documents and take such actions as the other Parties may reasonably request in order to more effectively implement this Agreement.

10.3      Enforceability. No delay or failure on the part of any Party hereto in exercising any right, power or privilege under this Agreement or under any other instrument given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or as acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver shall be valid against a Party hereto unless made in writing and signed by the Party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

10.4      No Merger. All of the representations, warranties, covenants and agreements contained in this Agreement or in any related document shall survive the Closing and shall not merge with the delivery of the deeds or other instruments to be delivered at Closing.

10.5      Notices. All notices and other communications that are required or permitted to be given to the Parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy with receipt verified, by overnight courier, or by certified mail, postage prepaid, return receipt requested, to the receiving Party at its following address or to such other address as such Party may have given to the other by notice pursuant to this Section:

If to Sellers:	NAMMCO
120 South Durbin
Casper, Wyoming 82601
Attn: Steve Kirkwood
Telephone: (307) 265-5178
Fax: (307) 265-1791

With a copy to:
Phillip E. Pankoff
Phillip E. Pankoff, P.C.
3131 South Vaughn Way, Suite 300
Aurora, Colorado 80014
Telephone: (303) 755-8827
Fax: (303) 338-0330

If to Uranerz:	Uranerz Energy Corporation
1701 East “E” Street
P.O. Box 50850
Casper, Wyoming 82605-0850
Attn: Glenn Catchpole, President
Telephone: (307) 265-8900
Fax: (307) 265-8904

With a copy to:
Sonya Reiss, Corporate Counsel
Uranerz Energy Corporation
1410-800 West Pender Street
Vancouver, BC
Canada V6C 2V6
Telephone: (604) 689-1659
Fax: (604) 689-1722

Notice shall be deemed given on the date of delivery, in the case of personal delivery or facsimile telecopy with receipt verified, or on the delivery or refusal date as specified on the return receipt in the case of certified mail or on the tracking report in the case of overnight courier.

10.6      No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer any benefits, claims, rights or remedies whatsoever upon any person other than Sellers, Uranerz, their respective successors and permitted assigns, the Sellers Indemnitees, and the Uranerz Indemnitees.

10.7      Assignment. This Agreement may not be assigned by a Party without prior written consent of the other Parties, such consent not to be unreasonably withheld or delayed. No assignment shall be effective until the assignee provides each non-assigning Party with the assignee’s agreement to be bound by the terms and conditions of this Agreement.

10.8      Amendment. This Agreement may not be amended except in writing signed by both Uranerz and Sellers.

10.9      Severability. If all or any portion of any provision of this Agreement shall to any extent be held invalid or unenforceable in whole or in part by a court or agency having valid jurisdiction, then the remainder of this Agreement shall remain in full force and effect, and the Parties shall endeavor to amend the Agreement to replace the invalid or unenforceable provisions.

10.10      Counterparts. This Agreement may be executed simultaneously in multiple counterparts (and delivered by facsimile followed by the original), all of which together shall constitute one and the same instrument.

10.11      Governing Law. The terms and provisions of this Agreement shall be interpreted in accordance with the laws of the State of Wyoming.

10.12      Currency. All references to “dollars” or “$” herein shall mean the lawful currency of the United States of America.

10.13      Dispute Resolution. Should any dispute or disagreement arise between or among the Parties relating to this Agreement, representatives of each Party having the authority to resolve such dispute or disagreement, shall meet informally in person to negotiate settlement. If informal settlement negotiations do not achieve resolution within thirty (30) days of the initial settlement meeting, the Parties agree to mediate the dispute, using a neutral third party mediator. If the dispute is not resolved within thirty (30) days of the mediation, the Parties agree to submit the dispute to binding arbitration under the commercial rules of the American Arbitration Association.

10.14      Negotiated Transaction. The provisions of this Agreement were negotiated by the Parties and this Agreement shall be deemed to have been drafted by all Parties.

10.15      Successors. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their respective heirs, executors, administrators, successors, and permitted assigns.

10.16      No Broker Fees. There are no broker's fees, real estate commissions, or finder’s fees owing or asserted as a result of the transactions contemplated in this Agreement. If any such third party fees are asserted, the Party who incurred such commission or against whom the claim is asserted shall indemnify and hold harmless the other Party or Parties from and against any such third party fees.

10.17      Expenses. All expenses incurred by a Party in connection with or related to the authorization, preparation or execution of this Agreement and all other matters related thereto, including without limitation, all fees and expenses of counsel, accountants and financial advisors employed by a Party shall be borne solely and entirely by the Party incurring such expenses.

10.18      Press Releases. Each Party agrees, except to the extent required to timely meet its obligations under Canadian or United States securities laws or applicable stock exchange rules, to provide the non-issuing Parties with two (2) business days advance prior notice of any proposed press release or other public announcement concerning this Agreement or the Mining Venture. The issuing Party agrees to consult with a non-issuing Party that has identified reasonable changes to the release or announcement, unless in the good faith judgment of the issuing Party, there is not sufficient time to consult with the non-issuing Party before a required release or announcement must be made under applicable law or rule.

THE PARTIES HAVE EXECUTED this Agreement effective as of the date first above written.

SELLERS

NAMMCO

By /s/ “William C. Kirkwood”
William C. Kirkwood, General Partner

/s/ “Steven C. Kirkwood”
STEVEN C. KIRKWOOD, Individually

/s/ “Rober W. Kirkwood”
ROBERT W. KIRKWOOD, Individually

/s/ “Stephen l. Payne”
STEPHEN L. PAYNE, Individually

Uranerz
Uranerz Energy Corporation
a Nevada corporation

By /s/ “Glenn J. Catchpole”
Glenn J. Catchpole, President

STATE OF WYOMING                             )
                                                                      )
COUNTY OF NATRONA                         )

On this ____ day of ______________ 2007 personally appeared before me, a Notary Public, William C. Kirkwood as General Partner of NAMMCO, Steven C. Kirkwood, individually, Robert W. Kirkwood, individually, and Stephen L. Payne, individually _______________________ personally known or proved to me to be the persons whose names are subscribed to the above instrument who acknowledged to me that they executed the above instrument.

______________________________
NOTARY PUBLIC

My Commission Expires:

___________________________

STATE OF WYOMING                             )
                                                                      )
COUNTY OF NATRONA                         )

On this ____ day of _________ 2007 personally appeared before me, a Notary Public, Glenn J. Catchpole, President of Uranerz Energy Corporation, personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged to me that he executed the above instrument on behalf of Uranerz Energy Corporation.

______________________________
NOTARY PUBLIC

My Commission Expires:

___________________________

EXHIBIT A

TO PURCHASE AND SALE AGREEMENT WITH MINING VENTURE
dated effective _______________, 2007.

The “Properties” consist of the following:

EXHIBIT B

TO PURCHASE AND SALE AGREEMENT WITH MINING VENTURE
dated effective _______________, 2007.

Certificate of Seller
(pro-forma, to be completed by each Seller)

          This Certificate of Seller is being delivered in connection with the transactions contemplated in that certain Purchase and Sale Agreement with Mining Venture dated ___________, 2007 (the “Agreement”) by and between __________________, a ____________________, (referred to herein, together with its general and limited partners, if any, as “Seller”) and Uranerz Energy Corporation, a company incorporated under the laws of Nevada (the “Company”). Each of the Sellers understands that the Company is relying on this information in determining to offer securities to the undersigned in a manner exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws. Capitalized terms not defined herein have the same meaning and are defined in the Agreement.

1.

Each of the Sellers understands and agrees that the Shares, have not been and, except as detailed in the Agreement, will not be registered under the Securities Act, and the Shares are being offered and issued to Sellers in reliance upon an exemption from registration available under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

2.

Each of the Sellers represents, warrants and covenants (which representations, warranties and covenants shall survive the date of this Certificate of Seller) to the Company (and acknowledges that the Company is relying thereon) that:

(a)

each of the Sellers alone, or with the assistance of professional advisors, has such knowledge and experience in financial and business matters that Sellers are capable of evaluating the merits and risks of Sellers purchase of the Shares;

(b)

each of the Sellers acknowledge that they are not acquiring the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c)

each of the Sellers represents and warrants that he, she, or it is acquiring the Shares solely for each of the Sellers own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and without any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction complying with the registration requirements of the Securities Act, and applicable state securities or “blue sky” laws, or pursuant to an exemption therefrom. Each of the Sellers also represents that the entire legal and beneficial interest of the Shares that he or she is purchasing is being purchased for, and will be held for, each of the Sellers, as applicable, account only, and neither in whole nor in part for any other person or entity;

(d)

each of the Sellers had access to and has reviewed the public filings of the Company filed with the United States Securities and Exchange Commission (“SEC”) available at www.sec.gov, and has received all information that Sellers deem necessary and appropriate to enable him, her or it to evaluate the financial risk inherent in making an investment in the Shares (the “Disclosure Documents”);

(e)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(f)	there is no government or other insurance covering the Shares;

(g)	there are risks associated with the purchase of the Shares;

(h)

there are restrictions on each of the Sellers’ ability to resell the Shares and it is the responsibility of Sellers to find out what those restrictions are and to comply with them before selling the Shares;

(i)

each of the Sellers has not received or been provided with a prospectus, offering memorandum or similar document and the decision to enter into the Agreement and to purchase the Shares has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Company or any other person except as set forth in the Disclosure Documents and Sellers’ decision is based entirely upon publicly available information concerning the Company;

(j)

if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, each of the Sellers will execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings and other documents with respect to the issue of the Shares as may be required;

(k)

each of the Sellers consent to: (i) the disclosure of personal information by the Company to the American Stock Exchange (the “Exchange”) as required; (ii) the collection, use and disclosure of personal information by the Exchange or any other stock exchange for the purposes identified by the Exchange from time to time; and (iii) the filing of such other forms and documents as may be required to be filed with, and the disclosure of such personal information as may be required to be disclosed to, the Exchange or any securities regulatory authority or any other stock exchange in connection with the transactions contemplated hereby;

(l)	each of the Sellers has carefully read the Disclosure Documents and the documents and materials submitted therewith, and the Company has made available to their advisors all information and documents requested by Sellers relating to investment in the Shares, and has provided answers to their satisfaction to all of their questions concerning the Company;

(m)

there may be material tax consequences to each of the Sellers of an acquisition or disposition of Shares. The Company gives no opinion and makes no representation with respect to the tax consequences to them under United States, state, local or foreign tax law of their acquisition or disposition of such Shares;

(n)

upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act or applicable U.S. state laws and regulations, the certificates representing the Shares will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY ONLY: (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) INSIDE THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS, AFTER PROVIDING AN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE ISSUER TO THAT EFFECT.”

(o)

it is understood that the Company will instruct its transfer agent not to record any transfer of Shares without first being notified by the Company that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the Securities Act;

(p)

each of the Sellers consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein; and

(q)

each of the Sellers agrees that if it decides to offer, sell or otherwise transfer any of the Shares, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless the Shares are sold in a transaction that does not require registration under the Securities Act.

3.	Please indicate each of the following that you, the undersigned Seller, satisfy, by placing your initials on the appropriate line below.

INITIAL ONE:

_________          (a)      I satisfy one or more of the criteria for an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) set forth on Attachment 1 attached to this Questionnaire, as indicated on the Questionnaire.

________            (b)      I do not satisfy any of the criteria for an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) set forth on Attachment 1 attached to this Questionnaire.

ATTACHMENT A TO EXHIBIT B

TO PURCHASE AND SALE AGREEMENT WITH MINING VENTURE

dated effective _______________, 2007.

The following are categories of “accredited investor” under Rule 501(a) of Regulation D:

_______	Category 1.	A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

_______	Category 2.	A savings and loan association or other institution as defined in Section 3(a) (5) (A) of the Act, whether acting in its individual or fiduciary capacity; or

_______	Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

_______	Category 4.	An insurance company as defined in Section 2(13) of the Act; or

_______	Category 5.	An investment company registered under the Investment Company Act of 1940; or

_______	Category 6.	A business development company as defined in Section 2(a) (48) of the Investment Company Act of 1940; or

_______	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

_______	Category 8.

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

_______	Category 9.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

_______	Category 10.	A private business development company as defined in Section 202(a) (22) or the Investment Advisors Act of 1940; or

_______	Category 11.

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000; or

_______	Category 12.	A director, executive officer or general partner of the Company; or

_______	Category 13.	A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds US$1,000,000; or

_______	Category 14.

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_______	Category 15.

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

_______	Category 16.	An entity in which all of the equity owners are accredited investors.

EXHIBIT C

TO PURCHASE AND SALE AGREEMENT WITH MINING VENTURE
dated effective _______________, 2007.

Area of Interest

The Area of Interest provided for in Sections 2.5 and 6.2 shall include the area identified in the attached map: